Exhibit 99.2

Non-GAAP Financial Measures Reconciliation
The Non-GAAP Financial Measures presented at the Midwest IDEAS Investor Conference on August 30, 2018 include the following:
The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is included in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings.  The Company includes in Adjusted EBITDA two categories of items:
1) Base EBITDA components, including: earnings before discontinued operations, interest (including change in fair value of interest rate swap), income taxes, depreciation and amortization; and
2) Material transaction based items that have no relationship to earnings from operations of past, current or future periods, including: goodwill impairment, acquisition costs, acquisition related retention costs, shelf registration costs, earn-out adjustments, gain on excess death benefit, (gains) losses associated with Sale-leaseback, stock option/grant costs, casualty insurance gain and other adjustments (lesser value items meeting the criteria, where cumulative impact in a period is material).
For this presentation, costs that were incurred in a specific year that pertained to prior periods were excluded from Adjusted EBITDA in order to present comparable values for ongoing operations. In the Specialty Chemicals Segment, the amount added back for accounts receivable write off represents a significant one-time, extraordinary adjustment for the account balances of four long-standing customers who experienced significant financial hardship during 2011. The Metals Segment added back costs in 2010 - 2014 associated with the discontinued operations of the two fabrication facilities, which closed in 2014, that would remain with the company (i.e., corporate allocation, labor allocation, building depreciation, etc). For this presentation, these on-going costs were absorbed at the Corporate level for Adjusted EBITDA and not reflected in the Metals Segment EBITDA for comparability.
The disclosed Non-GAAP measures are reconciled to its comparable financial measures on a GAAP basis in the following schedules. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.
Forward-Looking Statements
This report includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil and nickel prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings. The Company assumes no obligation to update the information included in this report.

Contact: Dennis Loughran at (804) 822-3266

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited)	Projected
Amounts shown in $ millions	2018	2017	2016	2015	2014	2013	2012	2011	2010
Consolidated
Net income (loss) from continuing operations	$17.0	$1.3	$(7.0)	$(10.3)	$12.6	$4.8	$4.0	$2.5	$(0.6)
Adjustments:
Interest expense	1.8	1.0	0.9	1.4	1.2	1.4	0.6	0.1	0.1
Change in fair value of interest rate swap	—	(0.1)	—	—	0.4	(0.7)	0.1	—	—
Income taxes	4.7	0.1	(2.2)	1.8	5.4	0.4	1.9	1.2	(0.4)
Depreciation	6.4	5.3	4.3	4.3	3.6	2.9	2.4	2.2	2.2
Amortization	2.3	2.4	2.5	2.3	1.4	1.6	0.6	—	—
Acquisition costs	1.2	1.2	0.1	0.4	0.4	0.3	0.9	—	—
Shelf registration costs	—	—	0.1	0.1	—	0.3	—	—	—
Gain on investment	—	(0.3)	—	—	—	—	—	—	—
Earn-out adjustments	2.6	0.7	—	(4.9)	(3.5)	—	—	—	—
Bargain purchase gain on CRI, net of tax	—	—	—	—	—	(1.1)	—	—	—
Casualty insurance gain	—	—	—	(0.9)	—	—	—	—	—
Goodwill impairment charge	—	—	—	17.2	—	—	—	—	—
Gain on excess death benefit	—	—	—	(0.1)	—	(0.1)	0.1	—	—
Other adjustments	—	—	0.1	—	—	—	—	—	—
Stock option / grant costs	0.8	0.6	0.6	0.5	0.3	—	0.3	0.3	0.2
Straight line lease cost - sale-leaseback	0.1	0.4	—	—	—	—	—	—	—
Net sale-leaseback activity	—	(0.3)	2.6	—	—	—	—	—	—
Retention expense	0.1	0.2	0.1	0.1	—	0.2	0.1	—	—
Accounts receivable write-off	—	—	—	—	—	—	—	0.8	—
Adjusted EBITDA	$37.0	$12.5	$2.1	$11.9	$21.8	$10.0	$11.0	$7.1	$1.5

Metals Segment
Net income (loss) from continuing operations	$26.2	$5.7	$(7.0)	$(13.1)	$13.5	$2.2	$5.7	$4.0	$(3.3)
Adjustments:
Depreciation expense	4.8	3.8	2.7	2.9	2.7	2.2	1.8	1.7	$1.6
Amortization expense	2.3	2.3	2.4	2.3	1.3	1.6	0.5	—	—
Acquisition costs	—	0.4	—	—	—	—	—	—	—
Earn-out adjustments	2.6	—	—	—	—	—	—	—	—
Goodwill impairment charge	—	—	—	17.2	—	—	—	—	—
Other adjustments	—	—	0.1	—	—	—	—	—	—
Stock option / grant costs	0.2	0.2	0.1	0.1	—	—	—	—	0.1
Net sale-leaseback activity	(0.2)	(0.2)	2.2	—	—	—	—	—	—
Retention expense	0.1	0.2	0.1	0.1	—	0.2	0.1	—	—
Metals Segment Adjusted EBITDA	$36.0	$12.4	$0.6	$9.5	$17.5	$6.2	$8.1	$5.7	$(1.6)

Specialty Chemicals Segment
Net income	$5.3	$4.4	$4.7	$5.4	$6.1	$5.7	$4.8	$2.2	$4.0
Adjustments:
Depreciation expense	1.5	1.3	1.5	1.4	1.0	0.7	0.5	0.5	0.4
Other adjustments	—	—	0.1	—	—	—	—	—	—
Stock option / grant costs	0.1	0.1	—	—	—	—	—	—	—
Net sale-leaseback activity	(0.1)	(0.1)	0.2	—	—	—	—	—	—
Accounts receivable write-off	—	—	—	—	—	—	—	0.8	—
Adjusted EBITDA	$6.8	$5.7	$6.5	$6.8	$7.1	$6.4	$5.3	$3.5	$4.4

Reconciliation of Forecasted 2018 and 2021 Net Income to Adjusted EBITDA

(unaudited)	2018 Forecast	2021 Forecast
Consolidated
Net income	$17,020,000	$24,504,000
Adjustments:
Interest expense	1,741,000	599,000
Income taxes	4,688,000	6,872,000
Depreciation	6,408,000	7,071,000
Amortization	2,336,000	2,366,000
EBITDA	32,193,000	41,412,000
Earn-out adjustments	2,585,000	131,000
Acquisition costs	1,234,000	—
Stock option / grant costs	811,000	859,000
Loss on investments	29,000	—
Straight line lease cost - sale-leaseback	359,000	459,000
Sale-leaseback gain	(334,000)	(334,000)
Retention expense	149,000	—
Adjusted EBITDA	$37,026,000	$42,527,000